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                                                                 EXHIBIT 3(i)(c)

                               AMENDMENT NO. 2 TO
              AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

                                XETA CORPORATION


TO THE SECRETARY OF STATE OF OKLAHOMA:

         We, the undersigned authorized officers of XETA Corporation, a corporation organized under the laws of the State of Oklahoma upon filing its original Certificate of Incorporation on June 4, 1981, which was subsequently amended, and was restated on April 8, 1987, and was further amended on July 30, 1999, do hereby further amend the Amended and Restated Certificate of Incorporation pursuant to an amendment proposed by the Board of Directors on January 5, 2000, and approved and adopted by vote of the shareholders on April 11, 2000 in accordance with the provisions of Section 1077.B.1 of the Oklahoma General Corporation Act, as follows:

AS AMENDED:


                                    ARTICLE I

         The name of the Corporation is:

                             XETA Technologies, Inc.


EFFECTIVE DATE:

         This Amendment shall not become effective until April 17, 2000.

         In all other respects, the Amended and Restated Certificate of Incorporation, as filed on April 8, 1987, and amended on July 30, 1999, shall remain unchanged.

         Signed this 11 day of April, 2000.


                                       /s/ JACK R. INGRAM
                                       ---------------------------------------
                                       Jack R. Ingram, Chief Executive Officer

/s/ ROBERT B. WAGNER
---------------------------
Robert B. Wagner, Secretary



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STATE OF OKLAHOMA        )
                         )  ss.
COUNTY OF TULSA          )

         Before me, the undersigned, Notary Public, in and for said County and State, on this 11 day of April, 2000, personally appeared Jack R. Ingram, Chief Executive Officer of XETA Corporation, to me known to be the identical person who executed the above and foregoing instrument and acknowledged to me that he executed the same as his free and voluntary act and deed of the above named Corporation, for the uses and purposes therein set forth.

         Given under my hand and seal of office the day and year last above written.


                                             /s/ CAROLYN R. FARRAR
                                            ---------------------------------
                                            NOTARY PUBLIC

MY COMMISSION EXPIRES:
July 5, 2003
----------------------

       (SEAL)





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